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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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TRANSGENOMIC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSGENOMIC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2003

        The Annual Meeting of Stockholders of Transgenomic, Inc. (the "Company") will be held at the offices of INVESCO Private Capital, 1166 Avenue of the Americas, New York, New York, on Wednesday, May 21, 2003, at 10:30 a.m. Eastern Daylight Time, for the following purposes:

  (1)
  To elect two Class III directors.

  (2)
  To ratify the appointment of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending December 31, 2003.

  (3)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Please read the enclosed Proxy Statement for important information about the Annual Meeting.

        Only stockholders of record at the close of business on March 24, 2003, are entitled to notice of, and to vote at, the Annual Meeting.

        Please sign and return the enclosed proxy card using the envelope provided. You can revoke your proxy at any time. If you attend the Annual Meeting in person you may withdraw your proxy and vote in person.

By Order of the Board of Directors Mitchell l. Murphy, Secretary

Omaha, Nebraska
April 18, 2003

IMPORTANT: IT IS IMPORTANT THAT WE RECEIVE YOUR PROXY TO ENSURE A QUORUM AT THE ANNUAL MEETING. BY PROMPTLY RETURNING YOUR PROXY CARD TO US, YOU WILL SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

Transgenomic, Inc.
12325 Emmet Street

Omaha, Nebraska 68164

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
of
TRANSGENOMIC, INC.

        We are sending this Proxy Statement to you in connection with our request for your proxy to use at the Annual Meeting of Stockholders of Transgenomic, Inc. (the "Company") to be held on May 21, 2003. Only those owners of our common stock of record at the close of business on March 24, 2003 (the "Record Date") are entitled to vote at the Annual Meeting. This Proxy Statement, along with the Notice of the Annual Meeting, the Annual Report to Stockholders and a proxy card are being first mailed to stockholders on or about April 18, 2003.

        Your proxy is being solicited by the Board of Directors of the Company and will give them the power to vote on your behalf at the Annual Meeting. All shares of the Company's common stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors in accordance with the directions given by those proxies. Where no instructions are indicated, the Board of Directors will vote "FOR" each of the proposals that will be considered at the Annual Meeting. In addition, the Board of Directors believes outstanding shares owned by executive officers and directors of the Company will be voted "FOR" each such proposal. Shares owned by these persons represent approximately 20% of the total shares outstanding as of the Record Date.

        You may revoke your proxy at any time before it is exercised by the Board of Directors at the Annual Meeting. If you decide to do this, you will need to give the Secretary of the Company written notice that you want to revoke the proxy or you can submit a new proxy to him. In addition, if you attend the Annual Meeting in person, you may withdraw your proxy and vote in person. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the Annual Meeting for purposes of establishing a quorum. This includes shares for which votes are withheld, abstentions are cast or there are broker nonvotes. The holders of at least a majority of our common stock issued and outstanding on the Record Date must be present at the Annual Meeting, either in person or by proxy, in order for there to be a quorum.

Voting Securities and Beneficial Ownership by Principal Stockholders and Our Directors and Officers

        On the Record Date there were 23,532,049 issued and outstanding shares of our common stock. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

        This table shows the beneficial ownership of our common stock by our directors, by those of our executive officers who are named in the Summary Compensation Table shown on page 7, by all of our current executive officers and directors as a group, and by each person we believe beneficially owns more than 5% of our outstanding common stock. Each stockholder named in this table has sole voting and investment power over the shares he beneficially owns, and all such shares are owned directly by the stockholder unless otherwise indicated. Stock ownership information of persons other than our executive officers and directors is based on Schedules 13D, 13F or 13G filed with the Securities and Exchange Commission. The information in this table is as of the Record Date.

Name	Number of Shares Beneficially Owned	Percent of Class
Directors and Executive Officers
Collin J. D'Silva, Director, President and Chief Executive Officer	4,656,154(1)	19.8%
Gregory J. Duman, Director, Former Executive Vice President and Chief Financial Officer	234,400(2)	1.0
William P. Rasmussen, Chief Financial Officer	180,000(3)	*
John L. Allbery, Executive Vice President	72,769(4)	*
Mitchell L. Murphy, Vice President, Secretary and Treasurer	62,000(5)	*
Keith A. Johnson, Vice President, General Counsel	8,750(6)	*
Jeffrey Sklar, M.D., Ph.D., Director	24,000(7)	*
Roland J. Santoni, Director	14,000(8)	*
Parag Saxena, Director	0	*
All directors and executive officers as a group (9 persons)	5,252,073(9)	21.8
Other Shareholders
Kopp Investment Advisors, Inc.	3,487,668(10)	14.8
INVESCO Private Capital, Inc.	2,292,426(11)	9.7
Mazama Capital Management, LLC	2,245,362(12)	9.5
Capital Research and Management	1,575,000(13)	6.7
GlaxcoSmithKline plc	1,247,687(14)	5.3

*
Represents less than 1% of the outstanding Common Stock of the Company.

(1)
Includes 1,400,000 shares owned by the Arthur P. D'Silva Trust, of which Collin J. D'Silva is the sole trustee and 484,616 shares owned by D'Silva, LLC, of which Mr. D'Silva is the managing member.

(2)
Consists of 25,400 shares owned by Mr. Duman and vested options to purchase 9,000 shares at $10.00 per share and 200,000 shares at $6.00 per share. Mr. Duman also holds unvested options to purchase an additional 6,000 shares at $10.00 per share.

(3)
Consists of 20,000 shares owned by Mr. Rasmussen and vested options to purchase 30,000 shares at $5.00 per share, 50,000 shares at $13.00 per share, 10,000 shares at $6.375 per share, 40,000 shares at $6.00 per share and 30,000 shares at $6.24 per share.

(4)
Consists of 2,769 shares owned by Mr. Allbery and vested options to purchase 70,000 shares at $10.00 per share. Mr. Allbery also holds unvested options to purchase an additional 20,000 shares at $10.00 per share.

(5)
Consists of 4,000 shares owned by Mr. Murphy and vested options to purchase 40,000 shares at $5.00 per share, 4,000 shares at $11.94 per share, 833 shares at $9.91 per share, 4,000 shares at $6.38 per share and 9,167 shares at $6.24 per share. Mr. Murphy also holds unvested options to purchase an additional 10,000 shares at $5.00 per share, 6,000 shares at $11.94 per share, 1,667 shares at $9.91 per share, 6,000 shares at $6.38 per share and 18,333 shares at $6.24 per share.

(6)
Consists of vested options to purchase 8,750 shares at $6.16 per share. Mr. Johnson also holds unvested options to purchase an additional 26,250 shares at $6.16 per share.

(7)
Consists of vested options to purchase 15,000 shares at $5.00 per share and 9,000 shares at $13.00 per share. Dr. Sklar holds unvested options to purchase an additional 3,000 shares at $9.63 per share, 3,000 shares at $6.375 per share and 6,000 shares at $6.16 per share.

(8)
Consists of 2,500 shares owned by Mr. Santoni and vested options to purchase 11,500 shares at $10.00 per share. Mr. Santoni also holds unvested options to purchase an additional 6,000 shares at $10.00 per share, 3,000 shares at $6.16 per shares and 3,000 shares at $6.00 per share.

(9)
Includes vested options to acquire 541,250 shares of common stock.

(10)
The address of Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, Minnesota, 55435.

(11)
These shares are held by entities affiliated with INVESCO Private Capital, Inc., which disclaims beneficial ownership of these shares. The address of INVESCO Private Capital, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

(12)
The address of Mazama Capital Management, LLC is One Southwest Columbia Street, Suite 1500, Portland, Oregon 97258.

(13)
The address of Capital Research and Management is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(14)
The address of GlaxoSmithKline plc is 980 Great West Road, Brentford, Middlesex, TW8 9GS, England.

ELECTION OF DIRECTORS

Board of Directors and Committees

        Our entire Board of Directors consists of seven positions of which five are currently occupied. The Board of Directors is divided into three classes with directors in each class serving for a term of three years. The terms of office of the current Class I, Class II and Class III directors will expire in 2004, 2005 and 2003, respectively.

        The Board of Directors has nominated Gregory J. Duman and Roland J. Santoni as Class III directors to serve three-year terms expiring in 2006. Mr. Duman and Mr. Santoni are both current members of the Board of Directors and each has expressed an intention to continue to serve on the Board of Directors if they are elected. The Board of Directors knows of no reason why either Mr. Duman or Mr. Santoni might be unavailable to serve. There are no arrangements or understandings between either Mr. Duman or Mr. Santoni and any other person pursuant to which they were selected as nominees.

        The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. This means that votes withheld and broker nonvotes with respect to the election of directors will have no effect on the election of directors. If Mr. Duman or Mr. Santoni is unable to serve as a director, the Board of Directors may nominate a substitute nominee. In that case, the Board of Directors will vote all valid proxies that voted in favor of Mr. Duman or Mr. Santoni, as the case may be, for the election of the substitute nominee.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. DUMAN AND MR. SANTONI AS CLASS III DIRECTORS.

        The following table sets forth information about our directors, including the nominees who are to be voted on at the Annual Meeting. All directors have held the positions with the companies (or their predecessors) set forth under "Principal Occupation" for at least five years, unless otherwise indicated.

Name	Age	Principal Occupation	Director Since	Term To Expire
NOMINEES
Gregory J. Duman	47	Professional Advisor(1)	2000	2003
Roland J. Santoni	61	Professor of Law, Creighton University	2000	2003
DIRECTORS CONTINUING IN OFFICE
Collin J. D'Silva	46	President and Chief Executive Officer of the Company(2)	1997	2004
Parag Saxena	48	Chief Executive Officer of INVESCO Private Capital, Inc.	1999	2004
Jeffrey Sklar, M.D., Ph.D.	55	Professor of Pathology, Harvard Medical School(3)	1997	2005

(1)
From 2001 to January 2003, Mr. Duman was Executive Vice President and Chief Financial Officer of the Company. From 2000 to 2001, Mr. Duman was Chief Financial Officer of Artios, Inc. From 1983 to 2000, Mr. Duman served in several capacities including Controller, Chief Financial Officer and Executive Vice President of Transaction Systems Architects, Inc.

(2)
Mr. D'Silva is a director of Bruker Daltonics Inc.

(3)
Dr. Sklar is a director of Dianon Systems, Inc.

Information regarding our other executive officers is found in our Form 10-K that is part of the Annual Report to Stockholders that accompanies this Proxy Statement.

        The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its committees. During the year ended December 31, 2002, the Board of Directors held nine meetings and acted by written consent in lieu of a meeting three times. All directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during 2002.

        The Board of Directors has established and assigned certain responsibilities to an Audit Committee and a Compensation Committee. We do not have a standing nominating committee. Nominations for directors are made by the entire Board of Directors.

        Audit Committee.    The Audit Committee's primary duties and responsibilities include monitoring the integrity of our financial statements, monitoring the independence and performance of our external auditors, and monitoring our compliance with applicable legal and regulatory requirements. The functions of the Audit Committee also include reviewing periodically with independent auditors the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing with management and the auditors the adequacy of our internal accounting controls, reviewing with management and the auditors the financial results prior to the filing of quarterly and annual reports, and reviewing fees charged by our independent auditors. Our independent auditors report directly and are accountable solely to the Audit Committee. The Audit Committee has the sole authority to hire and fire the independent auditors and is responsible for the oversight of the performance of their duties, including ensuring the independence of the independent auditors. The Audit Committee also approves in advance the retention of, and all fees to be paid to, the independent auditors. The rendering of any auditing services and all non-auditing services by the independent auditors is subject to the approval in advance of the Audit Committee. The Audit Committee is required to be composed of directors who are independent of the Company. The members of the Audit Committee are directors Santoni, Sklar and Saxena. The Audit Committee met six times during fiscal 2002.

        Compensation Committee.    The Compensation Committee reviews and approves our compensation policy, changes in salary levels and bonus payment to our executive officers and other management and determines the timing and terms of awards made pursuant to our stock option plan. The Compensation Committee currently consists of directors Sklar, Santoni and Saxena. The Compensation Committee met three times and acted by written consent in lieu of a meeting six times during fiscal 2002.

        Section 16(a) Beneficial Ownership Reporting Compliance.    Item 405 of Regulation S-K requires disclosure of any known late filing or failure by an insider to file a report required by Section 16 of the Securities Exchange Act of 1934. We believe all Section 16 reports were filed in a timely manner during 2002 except as follows:

Reporting Person	Total Number of Forms Filed Late	Total Number of Transactions Late
Jeffery Sklar	1	1
Stephen F. Dwyer	1	1
Keith A. Johnson	1	0

Compensation of Directors

        Directors who are also our officers or affiliates are not separately compensated for serving on the Board of Directors other than reimbursement for out-of-pocket expenses related to attendance at board and committee meetings. Independent directors are paid an annual retainer of $12,000. In addition, they receive a fee of $1,200 for attending meetings in person, or $600 for participating in a meeting by teleconference, as well as reimbursement for out-of-pocket expenses related to attendance at board and committee meetings. Effective March 28, 2003, independent directors serving on any committee of the Board of Directors will be paid an additional annual retainer of $2,500, except that, effective January 1, 2004, the additional retainer paid to independent directors serving on the Audit Committee will be increased to $5,000.

        Our non-employee and non-affiliated directors are issued options to purchase 15,000 shares of common stock under our stock option plan upon initial appointment to the board. For options granted prior to March 28, 2003, such options will vest at the rate of 20% per year of service on the board. Additional grants were made from time to time so that each non-employee director would hold 15,000 unvested options at any time. Effective March 28, 2003, the options granted to a non-employee and non-affiliated director upon initial appointment to the board will vest at the rate of 33 1/3% per year of service on the board. Additional grants of options to purchase 5,000 shares of common stock will be made on a date reasonably close to each anniversary of such director's appointment to the board to be determined by the Compensation Committee in its sole discretion, with such options vesting on the third anniversary of the grant. All options granted to non-employee directors have exercise prices that represented the fair market value of our stock on the grant date. Exercise prices on outstanding options granted to our non-employee directors' range from $5.00 to $13.00 per share.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

        The following table sets forth information regarding the annual and long-term compensation paid by us to our Chief Executive Officer, our other four highest paid executive officers and a former executive officer for services rendered during the three years ended December 31, 2002, 2001 and 2000.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compensation(1) ($)	(f) Restricted Stock Award(s) ($)	(g) Securities Underlying Options/ SARs (#)	(h) LTIP Payouts(2) ($)	(i) All Other Compensation(3) ($)
Collin J. D'Silva President and Chief Executive Officer	2002 2001 2000	200,000 153,328 132,425	— — —	— — —	— — —	— — —	— — —	6,113 4,599 3,973
William P. Rasmussen(4) Chief Financial Officer	2002 2001 2000	175,000 137,334 124,836	— — —	— — —	— — —	— 70,000 60,000	— — —	6,098 2,857 1,575
Gregory J. Duman(4) Former Executive Vice President and Chief Financial Officer	2002 2001 2000	200,000 141,846 —	— — —	— — —	— — —	— 200,000 —	— — —	10,550 3,711 —
John L. Allbery(5) Executive Vice President	2002 2001 2000	200,000 121,312 —	— — —	— — —	— — —	— — —	— — —	17,473 10,192 —
Mitchell L. Murphy Vice President, Secretary and Treasurer	2002 2001 2000	101,538 100,380 100,332	— — —	— — —	— — —	— 30,000 20,000	— — —	8,412 4,549 3,010
Keith A. Johnson(6) Vice President, General Counsel	2002 2001 2000	112,673 — —	— — —	— — —	— — —	35,000 — —	— — —	35,036 — —

(1)
No disclosure is required in this column pursuant to applicable Securities and Exchange Commission regulations, as the aggregate value of items covered by this column does not exceed the lesser of $50,000 or 10% of the annual salary and bonus shown for each respective executive officer named.

(2)
The Company does not have a long-term incentive plan as defined in Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

(3)
These amounts consist of accrued vacation to be taken in the future or paid in cash upon termination of employment, 401(k) Company matching contributions, reimbursed moving expenses and auto allowances, as applicable.

(4)
Mr. Duman was appointed Chief Financial Officer by the Board of Directors effective April 12, 2001, and he resigned such position effective January 3, 2003. Mr. Rasmussen was appointed interim Chief Financial Officer by the Board of Directors effective January 3, 2003. Mr. Rasmussen had served as Chief Financial Officer prior to the appointment of Mr. Duman, and during the intervening period he was employed by the Company in a business development capacity.

(5)
Mr. Allbery was appointed Executive Vice President by the Board of Directors effective May 23, 2001.

(6)
Mr. Johnson was appointed Vice President, General Counsel by the Board of Directors effective April 4, 2002.

Options/SAR Grants in Last Fiscal Year

        The Compensation Committee may grant either qualified or non-qualified stock options to the officers and employees of the Company and nonqualified stock options to nonemployee directors and advisors under our stock option plan. The following table shows the options granted during fiscal 2002 to those executive officers of the Company whose compensation is reported in the Summary Compensation Table.

Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
(a) Name
	(b) Number of Securities Underlying Options/SARs Granted (#)(1)	(c) % of Total Options/SARs Granted to Employees in Fiscal Year	(d) Exercise or Base Price ($/Sh)	(e) Expiration Date	(f) 5%($)	(g) 10%($)
Collin J. D'Silva	—	—	—	—	—	—
William P. Rasmussen	—	—	—	—	—	—
Gregory J. Duman	—	—	—	—	—	—
John L. Allbery	—	—	—	—	—	—
Mitchell L. Murphy	—	—	—	—	—	—
Keith A. Johnson	35,000	5.5%	$6.16	4/15/2012	$135,590	$343,611

(1)
The exercise price of all options granted during fiscal 2002 is equal to the fair market value of our common stock on the date of grant. Each option expires ten years from the date of grant. No stock appreciation rights (SARs) may be granted under our stock option plan.

(2)
The dollar amounts set forth under these columns are the result of calculations of assumed appreciation in the price of our common stock at these annual rates from the respective dates of the grant to the respective expiration dates of the options. These assumptions are not intended to forecast future price appreciation of our common stock. The market price of our common stock may increase or decrease in value over the time period set forth above.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

        The following table sets forth certain information concerning the number of exercised and unexercised options and the value of such options at the end of fiscal 2002 held by any executive officer of the Company whose compensation is reported in the Summary Compensation Table.

(a) Name	(b) Shares Acquired on Exercise(#)	(c) Value Realized ($)(1)	(d) Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#) Exercisable/ Unexercisable	(e) Value of Unexercised In-the-Money Options/SARs at Fiscal Year End($)(1) Exercisable/ Unexercisable
Collin J. D'Silva	—	—	—	—
William P. Rasmussen	—	—	160,000 / 0	—
Gregory J. Duman	—	—	209,000 / 6,000	—
John L. Allbery	—	—	70,000 / 20,000	—
Mitchell L. Murphy	—	—	58,000 / 42,000	—
Keith A. Johnson	—	—	8,750 / 26,250	—

(1)
Based on the difference between the closing sale price of the Common Stock on the exercise date or December 31, 2002 and the related option exercise price.

Equity Compensation Plan Information

        The following equity compensation plan information summarizes plans and securities approved and not approved by security holders as of December 31, 2002:

PLAN CATEGORY	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	5,144,910	$6.62	1,101,321
Equity compensation plans not approved by security holders	—	—	—

Total	5,144,910	$6.62	1,101,321

Long-Term Incentive Plans and Other Matters

        The Company does not maintain a long-term incentive plan or pension plan (as defined in Item 402 of SEC Regulation S-K) for its executive officers and has not repriced any options or SARs for any executive officer during the last fiscal year.

Stock Option and Other Compensation Plans

        Stock Option Plan.    Our Third Amended and Restated 1997 Stock Option Plan allows us to grant options to our employees, directors and advisors which give them the right to buy our common stock at a fixed price, even if the market value of our stock goes up. The Compensation Committee of our Board of Directors administers our stock option plan and it has the sole authority to set the number, exercise price, term and vesting provisions of the options granted under the plan. Under the terms of the plan, the exercise price of an incentive stock option, as defined under the Internal Revenue Code of 1986, as amended, cannot be less than the fair market value of our common stock on the date the option is granted. In general, options will expire if not exercised within ten years from the date they are granted. The Compensation Committee may also require that an option holder remain employed by us for a specified period of time before an option may be exercised. The committee establishes these "vesting" provisions on an individual basis. The Compensation Committee will also decide whether options will be nonqualified options or structured to be qualified options for U.S. income tax purposes. Either incentive or nonqualified stock options may be granted to employees, but only nonqualified stock options may be granted to our non-employee directors and advisors. Options for a maximum of 7,000,000 shares may be granted under the plan. Outstanding options for a total of 4,990,315 shares of our common stock are outstanding at the Record Date, of which 3,477,049 may be exercised at this time. Outstanding options have exercise prices ranging from $5.00 to $13.00 per share.

        Under the terms of our stock option plan any options not vested will become immediately vested if the option holder dies, becomes permanently disabled or retires. If an option holder voluntarily resigns, any options not vested as of the date of resignation will terminate and all rights will cease, as determined by the compensation committee and documented in the option grant documents. In the event an option holder's employment, board membership or status as an advisor is terminated for cause, the option holder's right to exercise an option, whether or not vested, will immediately terminate and all rights will cease, unless the compensation committee determines otherwise.

        Employee Savings Plan.    We have established an employee savings plan that is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. This plan allows for voluntary contributions up to statutory maximums by eligible employees. We match a specific proportion of these contributions, subject to limitations imposed by law. We may make additional contributions to the savings plan on behalf of our employees if our Board of Directors decides to do so. During the years ended December 31, 2000, 2001 and 2002, we contributed $219,683, $252,597 and $337,252 to the savings plan on behalf of our employees.

        Employee Stock Purchase Plan.    Our Second Amended and Restated 2001 Employee Stock Purchase Plan (the "Stock Purchase Plan") has been structured to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. Additionally, the Stock Purchase Plan authorizes the Compensation Committee of the Board of Directors to adopt sub-plans designed to achieve desired tax and other objectives in locations outside the United States. Up to 500,000 shares of our common stock may be issued during the term of the Stock Purchase Plan that is defined as December 1, 2001 through November 30, 2006. Employees will be able to voluntarily participate in the Stock Purchase Plan through payroll deductions. Such deductions will accumulate during the participation periods, defined as three month periods. On the first business day of each participation period, each participant will be deemed to have been granted an option to purchase common stock at 85% of its fair market value as measured by the closing price of the stock on either the first or last business day of the participation period, whichever is lower. The number of shares to be purchased is based upon the participant's elected withholding amount. At the end of each participation period such option is automatically exercised.

Employment Agreements

        We have entered into employment agreements with our Chief Executive Officer, Collin J. D'Silva, our Executive Vice President, John L. Allbery and our Vice President and General Counsel, Keith A. Johnson. The employment agreements require these executives to devote their full time to our business activities, provided that they may serve as directors of or consultants to other companies that do not compete with us and for nonprofit corporations, civic organizations, professional groups and similar entities. These executives are not allowed to compete with us during the term of their employment and for a year after they are no longer our employee. Each agreement contains provisions under which these executive officers have agreed to maintain the confidentiality of information concerning us and which prohibits them from disclosing confidential information about our business to people outside of the Company, except for proper business purposes.

        The employment agreement with Mr. D'Silva has an initial term of four years expiring February 29, 2004. The employment agreement with Mr. Allbery has an initial term of four years expiring May 31, 2005. The employment agreement with Mr. Johnson has an initial term of three years expiring February 20, 2005. Each of these agreements may be extended unless we or the employee, as the case may be, give notice of an intention not to renew. If one of these officers is terminated for reasons other than an act of serious misconduct, the officer will be entitled to severance pay in an amount equal to his then current base annual salary.

Report of the Compensation Committee On Executive Compensation

        Executive Officer Compensation.    The Compensation Committee consists only of directors who are not officers or employees of the Company. The Compensation Committee endeavors to establish total compensation packages for the executive officers of the Company that fairly reflect the value of their services to the Company and that will permit the Company to attract and retain high quality individuals in its key executive positions, taking into consideration both the prevailing competitive job market and the current size and expected growth of the Company.

        Executive officer compensation contains three principal components: (i) a base salary, (ii) a cash bonus and (iii) grants of options to purchase common stock under the Company's stock option plan. The base salaries for Collin D'Silva, John Allbery and Keith Johnson are set forth in their employment agreements and are subject to annual increases as recommended by the Compensation Committee. The base salaries of other officers are determined as a function of their prior base salaries and the Compensation Committee's view of base salary levels for executive officers with comparable positions and responsibilities in other companies and are not a function of any specific performance criteria. The Compensation Committee periodically compares base salaries paid to its executive officers with those paid by other public companies engaged in similar industries and that generate revenues in the same range as the Company. These companies are not necessarily the same companies that are included in the peer group index used in the Performance Graph included in this Proxy Statement. In general, the Compensation Committee determined that the base salaries paid to the Company's executive officers fell within an appropriate range of base salaries paid by such comparable companies.

        The bonus portion of executive officer compensation is based upon the performance goals established by the Compensation Committee and approved by the Board of Directors. In addition, the Compensation Committee may award additional bonus amounts on a discretionary basis if the Compensation Committee deems it to be appropriate based upon its assessment of an executive's individual performance and the overall performance of the Company with respect to stockholder value, stock price, sales growth and net income.

        Because ownership of the Company's common stock serves to align the economic interests of its executive officers with those of its stockholders, executive officers who, in the opinion of the Compensation Committee, contribute to the growth, development and financial success of the Company may be awarded options to purchase common stock under the Company's stock option plan. Any grant of options to purchase common stock must be made with an exercise price no less than the closing sale price of the common stock on the date of grant. Therefore, the compensation value of these stock options is directly related to the long-term performance of the Company as measured by its future return to stockholders. The amount of stock option awards granted to executive officers are also determined on a discretionary basis by the Compensation Committee considering the same criteria used to award cash bonuses.

        Compensation of Chief Executive Officer.    Collin D'Silva's base salary is set by his employment agreement and is subject to annual increases as recommended by the Compensation Committee. It is the view of the Compensation Committee, based upon its periodic review of base salaries paid to chief executive officers of similarly situated companies, that Mr. D'Silva's base salary is reasonable and within an appropriate range paid by such other companies. Notwithstanding Mr. D'Silva's efforts during 2002, Mr. D'Silva was not awarded a cash bonus and he was not awarded any stock options under the Company's stock option plan.

        Compliance With Section 162(m) of the Internal Revenue Code.    The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to the Chief Executive Officer and to the four most highly compensated executive officers other than the Chief Executive Officer. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Compensation Committee is determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company's executive officers.

Jeffrey Sklar, M.D., Ph.D. Roland Santoni Parag Saxena

Compensation Committee Interlocks and Insider Participation

        There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

Report of the Audit Committee

        The Audit Committee is comprised of Roland Santoni, Jeffrey Sklar M.D., Ph.D., and Parag Saxena, each of which is an independent director of the Company under the rules adopted by the Nasdaq Stock Exchange. The Audit Committee operates under a written charter that is attached as an exhibit to this Proxy Statement.

        The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Deloitte & Touche LLP ("Deloitte") acts as the Company's independent auditors and they are responsible for conducting an independent audit of the Company's annual financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management of the Company and with representatives of Deloitte. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allow it to prepare financial statements that fairly present the Company's financial position, results of its operations and cash flows. Our discussions with Deloitte also included the matters required by Statement on Auditing Standards No. 1, Communications with Audit Committees, as amended.

        In addition, the Audit Committee reviewed the independence of Deloitte. We received written disclosures and a letter from Deloitte regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and this information was discussed with Deloitte.

        Based on the foregoing, the Audit Committee has recommended that the audited financial statements of the Company for the year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

Roland Santoni Jeffrey Sklar, M.D., Ph.D. Parag Saxena

Company Performance

        In accordance with SEC rules, the following table shows a line-graph presentation comparing cumulative, total stockholder returns with a broad equity market index and an index of peer companies selected by us for the period commencing July 18, 2000, the date on which our stock began public trading, and ending December 31, 2002. We have selected the Nasdaq Market Index for the broad equity market index and the Peer Group Index consisting of the following companies:

Aclara Biosciences, Inc. Argonaut Technologies, Inc Caliper Technologies Corp. Cepheid, Inc. Ciphergen Biosystems Inc. Harvard Bioscience, Inc.	Illumina, Inc. Luminex Corporation Orchid BioSciences, Inc. Sequenom, Inc. Nuvelo, Inc.

        The stock price information shown on the graph below is not necessarily indicative of future price performance.

	July 18, 2000	December 29, 2000	December 31, 2001	December 31, 2002
Transgenomic, Inc.	$100.00	$43.75	$45.83	$9.33
Nasdaq Market Index	$100.00	$65.48	$52.37	$36.47
Peer Group Index	$100.00	$43.62	$24.20	$7.19

        Assumes $100 invested on July 18, 2000 in Transgenomic's common stock, the Nasdaq Market Index and the Peer Group Index, with reinvestment of dividends.

RATIFICATION OF APPOINTMENT OF AUDITOR

        The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP ("Deloitte") to be our independent auditors for 2003. We are asking our stockholders to ratify the appointment of Deloitte. In recommending the appointment of Deloitte to be our independent auditors, the Audit Committee considered whether the provision of the services by Deloitte described below under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Deloitte's independence from the Company and our management.

Audit Fees

        The aggregate fees billed by Deloitte or its affiliates for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $146,000.

Financial Information Systems Design and Implementation Fees

        There were no fees billed by Deloitte or its affiliates for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

        The aggregate fees billed by Deloitte or its affiliates for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2002, were approximately $47,000. These fees were primarily associated with attestation services related to the audit of our employee benefit plan and consultation related to tax planning and compliance rendered by Deloitte during the year.

        The ratification of the appointment of our auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR FISCAL 2003.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Pursuant to our Bylaws, stockholder proposals submitted for presentation at the Annual Meeting, including nominations for directors, must be received by our corporate secretary at the address of our home office no later than 35 days prior to the date of the Annual Meeting. If less than 35 days' notice of the Annual Meeting is given, then stockholder proposals must be received by our corporate secretary no later than seven days after the mailing date of the notice of the Annual Meeting to stockholders.

Any stockholder nomination for director must set forth the name, age, address and principal occupation of the person nominated, the number of shares of our common stock owned by the nominee and the nominating stockholder and other information required to be disclosed about the nominee under federal proxy solicitation rules.

        In order to be included in our proxy statement relating to next year's annual meeting, stockholder proposals must be submitted in writing by December 19, 2003 to our corporate secretary at the address of our home office. The inclusion of any such proposal in our proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

        Management does not currently intend to bring any matter before the Annual Meeting other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by stockholders for consideration at the Annual Meeting if the Company did not receive written notice of the matter on or before March 5, 2003.

        We will bear the cost of soliciting proxies for the Annual Meeting. To the extent necessary, proxies may be solicited by our directors, officers and employees, but these persons will not receive any additional compensation for such solicitation. We will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to solicitation by mail, we will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of our common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

        Our Form 10-K, as filed by the Company with the Securities and Exchange Commission, is included in our Annual Report that is being delivered to our stockholders together with this Proxy Statement. The Form 10-K is not, however, to be considered part of this proxy solicitation material.

        None of the information set forth in this Proxy Statement under the headings "Report of the Compensation Committee on Executive Compensation," "Report of the Audit Committee" or "Company Performance" is deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and this information will not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

By Order of the Board of Directors

Mitchell L. Murphy, Secretary

Omaha, Nebraska
April 18, 2003

EXHIBIT

AMENDED CHARTER
OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF TRANSGENOMIC, INC.

I. Audit Committee Purpose.

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee' s primary duties and responsibilities are to:

  •
  monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

  •
  select, discharge and monitor the independence and performance of the Company's independent auditors and internal auditing department; and

  •
  provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, independent special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings.

Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. ("NASD"). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined in Rule 4200(a)(14) of the NASD's listing standards) directors who are not officers of the Company and are, in the view of the Board, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall be a "financial expert" as defined by the rules of the Securities and Exchange Commission ("SEC"). Members of the Audit Committee shall comply with any continuing education requirements adopted from time to time by the Nasdaq Stock Market, Inc.

Audit Committee members shall be appointed by the Board of Directors in accordance with the Bylaws of the Company, as they may be amended from time to time. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate, which meetings shall be governed by the applicable provisions of the Bylaws of the Company. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive sessions at least quarterly with management, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. A written record of all meetings of the Audit Committee shall be maintained. The results of each Audit Committee meeting will be reported to the full Board of Directors.

III. Audit Committee Responsibilities and Duties.

Review Procedures.

  1.
  Review and reassess the adequacy of this Charter as least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with regulations of the SEC.

  2.
  Review with financial management and the independent auditors the Company's annual audited financial statements prior to filing or distribution, and review the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. In connection with its reviews of Company financial statements, the Audit Committee shall:

  a.
  Undertake appropriate discussions with management and independent auditors of major issues regarding accounting and auditing principles, practices, and judgments, including a review of (1) critical accounting policies and practices used by the Company, (2) the effects of alternative GAAP methods on the Company's financial statements, (3) all material corrective adjustments that were identified by the independent auditors, and (4) any transactions as to which management obtained a Statement on Auditing Standards ("SAS") No. 50 letter;

  b.
  Review the results of each audit report with respect to annual financial statements and the results of the independent auditor's SAS 71 review of the quarterly unaudited financial statements;

  c.
  Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with the Statement on Auditing Standards SAS No. 61, as it may be modified or supplemented;

  d.
  Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements;

  e.
  Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

  i.
  any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management; and

  ii.
  any changes to the planned scope of the audit;

  f.
  Review significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures;

  g.
  Review with management the independent auditor's report assessing the effectiveness of the Company's internal control structure and procedures for financial reporting;

  h.
  Review significant findings prepared by the independent auditors, and other material correspondence between the independent auditors and management, together with management's responses;

  i.
  Review any major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management;

    j.
    Review with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies; and

    k.
    Discuss with the national office of the independent auditors any issues on which the independent auditor consulted it.

  3.
  Review, prior to filing with the SEC, any disclosures of additional information concerning material changes in the financial condition or operations of the Company that is required to be disclosed on a rapid and current basis under SEC rules.

  4.
  Establish and maintain a communication channel for employees or other parties to register complaints or concerns over questionable auditing or accounting matters. Investigate any such complaints or concerns and recommend corrective action, if any, to the Board.

  5.
  Review in advance and approve or reject all material transactions between the Company and any related party. For purposes of this duty, a material transaction shall be defined as any transaction carrying an economic value of $60,000 or greater, or one whose economic value is less than $60,000 but which when added to other immaterial transactions with the same related party in the same calendar year brings the aggregate economic value of all such transactions to equal or exceed $60,000.

  6.
  Review and recommend action relating to any report from the Company's independent auditor made pursuant to Section 10A of the Securities Exchange Act of 1934 of illegal acts which it believes are likely to have occurred and which would have an effect on the Company's financial statements, including any contingent monetary effects, such as fines, penalties and damages.

  7.
  Establish, review and update periodically a Code of Ethical Conduct, which shall include a specific code for senior financial officers complying with the rules of the SEC, and ensure that management has established a system to enforce this Code and report such to the Board. The Audit Committee must approve any waivers of the Code of Conduct.

Independent Auditors.

  8.
  The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee has the sole authority to hire and fire the Company's independent auditors and is responsible for the oversight of the performance of their duties. The Audit Committee shall review and evaluate the performance and effectiveness of the Company's independent auditors, including the independent auditors' judgments about the quality, appropriateness and accuracy of the Company's accounting principles as applied in its financial reporting. As part of its review of the Company's independent auditors, the Audit Committee shall consider results of the independent accountant's last peer review, litigation status, and disciplinary actions, if any. As long as Company financial statements include those of one or more Public Partnerships, the Audit Committee shall confirm on at least an annual basis, that the Company's independent auditing firm is duly registered with the Public Company Accounting Oversight Board.

  9.
  The Audit Committee shall review the experience and qualifications of the senior members of the independent auditors and the quality control procedures of the independent auditors. The Audit Committee will monitor the required rotation of the lead audit partner and reviewing partner for the Company's account to assure that the five-year rotation schedule is maintained. The Audit Committee may also consider the periodic replacement of its independent audit firm.

  10.
  From time to time as it deems appropriate, but at least once every three years, solicit proposals from outside audit firms to ensure competitive pricing of audit services.

  11.
  Approve in advance the retention of, and all fees to be paid to, the Company's independent auditors. The rendering of any auditing services (which may include providing comfort letters in connection with securities offerings or statutory audits required for state regulatory purposes) and all non-auditing services by the Company's independent auditing firm must be approved in advance by the Audit Committee, except for de minimus services described in Section 10A of the Securities Exchange Act of 1934 and the SEC rules issued thereunder. The Auditing Committee shall not approve any non-auditing services of the type prohibited by Section 10A(g) of the Securities Exchange Act of 1934 being provided by its independent auditing firm contemporaneously with the provision of audit services. The provision of allowable non-audit services, and the fees paid in connection therewith, will be disclosed in periodic reports filed with the SEC.

  12.
  Be responsible for ensuring the independence of the Company's independent auditors. In connection therewith, the Audit Committee shall, on an annual basis, obtain a formal statement delineating all relationships between the independent auditors and the Company as required by Independence Standards Board ("ISB") Standard No. 1, as may be modified or supplemented, and will review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor's independence. No accounting firm may perform an audit of the Company's financial statements if the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Comptroller or person serving in a similar capacity for the Company was employed by such accounting firm in any capacity in the audit of the Company during the one year period preceding the date of the initiation of the current year's audit. No former employee of the independent auditor who worked on the Company's account shall be hired by the Company without the prior approval of the Audit Committee.

  13.
  Meet with the independent auditors and financial management of the Company to review the proposed audit of the Company's financial statements, including the scope, staffing, locations, timing, deliverables, and the general audit approach. The scope of any audit shall include a requirement that the independent auditors inform the Audit Committee of any significant changes in the independent accountant's original audit approach.

  14.
  Review with the senior internal audit executive and the independent auditors the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

  15.
  Review with management and the independent auditors at the completion of the annual examination:

  a.
  any related significant findings and recommendations of the independent auditors and internal audits together with management's responses thereto; and

  b.
  any significant changes required in the independent auditors' audit plan, any serious difficulties or disputes with management encountered during the course of the audit and their resolution, and other matters related to the conduct of the audit which are to be communicated to the committees under generally accepted auditing standards.

Internal Audit Department and Legal Compliance.

  16.
  Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

  17.
  Review the appointment, performance, and replacement of the senior internal audit executive.

  18.
  Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  19.
  On at least an annual basis, review with the Company's counsel any legal or regulatory matters that could have a significant impact on the Company's financial statements and its compliance with applicable laws, regulations and inquiries received from regulators or governmental agencies.

  20.
  Inquire of management, the senior internal audit executive, and the independent auditors about significant risks or exposures that exist and assess the steps management has taken to minimize such risks and exposures to the companies.

TRANSGENOMIC, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 21, 2003
10:30 A.M., Eastern Daylight Time

INVESCO PRIVATE CAPITAL

1166 Avenue of the Americas
New York, New York

TRANSGENOMIC, INC.	revocable proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRANSGENOMIC, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 21, 2003 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors of Transgenomic, Inc. (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of INVESCO Private Capital, 1166 Avenue of the Americas, New York, New York, on Wednesday, May 21, 2003, at 10:30 a.m., Eastern Daylight Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEE FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 21, 2003 the Proxy Statement for the Annual Meeting and the Company's 2002 Annual Report to Stockholders prior to the signing of this proxy.

(continued and to be signed on the reverse hereof).

\*/    Please detach here    \*/

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.	ELECTION OF DIRECTORS NOMINEES: 01 Gregory J. Duman 02 Roland J. Santoni	/ /	FOR the nominee listed for the term to expire in 2006	/ /	WITHHOLD AUTHORITY to vote for the nominee listed
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	AUDITORS. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2003.	/ /	For	/ /	Against	/ /	Abstain
3.	To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters which should come before the Annual Meeting.
Address Change? Mark Box / / Indicate Changes below
Dated:	, 2003

Signature(s) in Box
Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

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TRANSGENOMIC, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS MAY 21, 2003
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
RATIFICATION OF APPOINTMENT OF AUDITOR
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
AMENDED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF TRANSGENOMIC, INC.